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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in the UTI Energy Corp. registration statement on Form S-3 of our report dated March 25, 1997 on our audit of the statement of net assets acquired and the historical statement of gross drilling contract revenues, direct operating expenses and depreciation of the drilling operations of Quarles Drilling Corporation included in the UTI Energy Corp. Form 8-K/A dated April 14, 1997. We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND, LLP

Tulsa, Oklahoma
May 21, 1997